UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2017

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue

Union, New Jersey 07083

(Address of principal executive offices) (Zip code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Members of the Board of Directors (the “Board”) and management of Bed Bath & Beyond Inc. (the “Company”) have engaged in discussions with shareholders regarding compensation and governance matters as part of the Company’s on-going shareholder outreach program and with a view towards addressing the voting results at the Company’s 2016 Annual Meeting of Shareholders. In response to this engagement and other relevant factors, the Board and/or Compensation Committee approved the actions described below:

Changes in Executive Compensation

•	Reduction in the Value of Target Compensation of the Company’s Chief Executive Officer (CEO) from $16.9 million to $14.55 million, or Approximately 14%.

Second Consecutive Year of Approximate 14% Reduction in Value of CEO Target Pay.

○	Reduction in Equity Compensation: The value of equity compensation granted to Mr. Steven H. Temares for the Company’s current fiscal year ending March 3, 2018 (“Fiscal 2017”) was reduced by approximately $1,000,000, with approximately $850,000 of the reduction to be applied to stock options and approximately $150,000 to performance stock unit (PSU) awards.

○	Adoption of Equity Holding Period: All of the Fiscal 2017 PSU awards granted to Mr. Temares will be subject to a newly required two-year post-vesting holding period for shares acquired, net of withholding taxes, with the result that the value of Mr. Temares’ equity compensation for Fiscal 2017 will be reduced by an additional amount of approximately $1.35 million, reflecting the discount attributable to the two-year post-vesting holding period.

Since 2015, the value of annual CEO target compensation has been reduced by approximately $5.1 million or 26%.

•	No Increase in Base Salary of the CEO. The base salary of Mr. Temares for Fiscal 2017 will remain unchanged. This will be the fourth consecutive year of no increase in CEO base pay.

•	Approximate 50% Reduction in Co-Chairmen Compensation. As discussed further in the “Senior Status” item below, in connection with the election by the Company’s Co-Chairmen of “senior status,” and pursuant to their employment agreements and the determination of the Compensation Committee, the overall salary and equity compensation of such executives will be reduced by approximately 50%, or approximately $3.1 million.

•	No Increase in Target Compensation of the Company’s Named Executive Officers (NEOs). The total target compensation of the Company’s NEOs and other key senior executives whose compensation is determined by the Compensation Committee, other than Mr. Temares and the Company’s Co-Chairmen, will remain unchanged for Fiscal 2017, with the exception of Susan E. Lattmann, the Company’s Chief Financial Officer and Treasurer, whose salary will remain unchanged but who will receive an increase in her equity compensation awards.

•	No Increase in Total Compensation of Other Executives. No other executives of the Company, including all vice presidents, received increases in total compensation for Fiscal 2017, except for four officers of subsidiaries who received adjustments based upon changes in their responsibilities since the acquisition of their respective subsidiaries, and newly promoted executives for Fiscal 2017 who received increases in connection with their promotions.

•	Increased Weighting of Three-Year Performance Test; Other Performance Goal Changes. The performance goals for PSU awards granted to the Company’s executive officers in Fiscal 2017 will be weighted 75% for the three-year performance test and 25% for the one-year performance test, further increasing the weighting of the three-year goal. This follows other incremental weighting changes over the past several years. In addition, the three-year performance test will be modified from a single “Return on Invested Capital” (ROIC) performance goal to include performance goals measuring both ROIC and Earnings Before Interest and Taxes (EBIT) Margin relative to a peer group over the three-year period, with one-third of the three-year PSU award subject to the EBIT Margin goal and two-thirds subject to the ROIC goal. The vesting of the corresponding PSU awards for the one-year and three-year performance goals will occur at the end of the same year the respective award is earned, subject to the achievement of the performance goal. The PSU achievement ranges previously used for the ROIC three-year performance goal will be applied to the one-year EBIT Margin performance test as well as the three-year EBIT and ROIC performance tests, requiring an achievement percentage of 100-144% of the peer group median of each measure to earn 100% of each award. Additionally, as was the case with 2016 PSU awards, the target amount of the 2017 PSU awards for all executives cannot be exceeded if Total Shareholder Return for the respective measurement period is negative.

Reduction in Director Compensation

On May 4, 2017, the Board of Directors determined that the Fiscal 2017 compensation of non-employee directors, other than fees for committee service and service as lead director, will be reduced by 10% from the amounts in the prior fiscal year.

Adoption of Severance Cap

At the Company’s 2016 Annual Meeting, the Company’s shareholders approved a shareholder proposal for adoption by the Company of a policy to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus bonus. On May 4, 2017, the Board adopted a policy that limits certain severance benefits to no more than 2.99 times the sum of the executive’s base salary plus non-equity incentive plan payment or other annual non-equity bonus or award, without seeking shareholder ratification of the agreement. This policy would be applied to new agreements for executive officers.

Proxy Access

On May 10, 2017, the Company amended its Amended By-Laws to include a new section providing for proxy access. The proxy access bylaw is discussed in detail in a Report on Form 8-K filed by the Company on May 16, 2017, and the full text of the Company’s Amended By-Laws including the proxy access provision were attached to that Form 8-K as an exhibit.

“Senior Status” for Co-Chairmen Warren Eisenberg and Leonard Feinstein

On May 11, 2017, Warren Eisenberg and Leonard Feinstein, Co-Founders and Co-Chairmen of the Company, notified the Company that they had elected “senior status” pursuant to their employment agreements. Their election of “senior status” will become effective on May 21, 2017. Messrs. Eisenberg and Feinstein intend to remain involved with the management and affairs of the Company. They will be director nominees for the Company’s 2017 Annual Meeting of Shareholders, and, if elected as directors, the Board expects to retain them as Co-Chairmen.

As a result of the senior status election and pursuant to their employment agreements, the annual salary of Messrs. Eisenberg and Feinstein will be reduced to $550,000 each, which represents 50% of their average salary over the three-year period prior to the election. Additionally, in consultation with Messrs. Eisenberg and Feinstein, the Compensation Committee has determined for Fiscal 2017 to eliminate stock options for them and to reduce PSU awards for them by approximately one-third, with the result that the aggregate value of the equity compensation granted to Messrs. Eisenberg and Feinstein in Fiscal 2017 will be approximately 50% of the value of equity compensation granted to them in the prior fiscal year. Consequently, the election by Messrs. Eisenberg and Feinstein to commence senior status and the reduction in equity compensation by the Compensation Committee in consultation with such executives, reduced overall target compensation awarded to such executive officers in 2017 by an aggregate of approximately $3,100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC. (Registrant)

Date: May 19, 2017	By:	/s/ Susan E. Lattmann
Susan E. Lattmann
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)